UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) — October 17,  2006

WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA	19341-0645
(Address of principal executive offices)	(Zip Code)

610-594-3319

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On October 17, 2006 the Board of Directors of West Pharmaceutical Services, Inc. (the “Company”) amended the Company’s Non-Qualified Deferred Compensation Plan for Designated Officers, as amended and restated effective January 1, 2004.  The amendments, which will become effective January 1, 2007, will make the following material changes:

•                  Expand eligibility for participation to include Company employees with an annual base salary of at least $150,000; and

•                  Convert the Plan to an “excess” plan, so that the matching contribution formula, vesting schedule and other terms will be substantially identical to those contained in the Company’s 401(k) Savings Plan.

In conjunction with these amendments, the Board also adopted amendments to the Company’s 401(k) Savings Plan to conform to “safe-harbor” formulas for vesting and matching contributions, thereby allowing broader participation in Savings Plan for highly compensated employees.  The changes to the Savings Plan also will become effective as of January 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III
Vice President, General Counsel and Secretary

October 23, 2006